DREYFUS OPPORTUNITY FUNDS

CERTIFICATE OF DESIGNATION

The undersigned hereby certifies that at a meeting duly called and held on April 24, 2014, at which a quorum was present and acting throughout, the Board of Trustees of Dreyfus Opportunity Funds (the "Trust"), pursuant to Article III, Section 1 of the Amended and Restated Declaration of Trust of the Trust, authorized two new series of the Trust and designated an unlimited number of shares of beneficial interest, par value $.001 per share, of the classes thereof asset forth below:

Name of New Series	Classes

Dreyfus Strategic Beta Global Equity Fund	Class A
Class C
Class I
Class Y

Dreyfus Strategic Beta Emerging Markets Equity Fund	Class A
Class C
Class I
Class Y

The undersigned further certifies that the Board of Trustees of the Trust has previously duly authorized the following series of the Trust and designated the following classes thereof:

Name of New Series	Classes

Dreyfus Natural Resources Fund	Class A
Class C
Class I

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Designation this 24th day of April, 2014.

DREYFUS OPPORTUNITY FUNDS

By:
	Name:	Jeff Prusnofsky
	Title:	Vice President

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On this 24th day of April, 2014, before me personally came Jeff Prusnofsky, to me personally known, who, being by me duly sworn, did say that he is a Vice President of the above-referenced Trust and who duly acknowledged to me that he had executed the foregoing instrument as his free act and deed on behalf of the Trust.

DREYFUS OPPORTUNITY FUNDS

CERTIFICATE OF DESIGNATION

The undersigned hereby certifies that at a meeting duly called and held on May 27, 2014, at which a quorum was present and acting throughout, the Board of Trustees of Dreyfus Opportunity Funds (the "Trust"), pursuant to Article III, Section 1 of the Amended and Restated Declaration of Trust of the Trust, authorized a new series of the Trust and designated an unlimited number of shares of beneficial interest, par value $.001 per share, of the classes thereof as set forth below:

Name of New Series	Classes

Dreyfus Strategic Beta U.S. Equity Fund	Class A
Class C
Class I
Class Y

The undersigned further certifies that the Board of Trustees of the Trust has previously duly authorized the following series of the Trust and designated the following classes thereof:

Name of New Series	Classes

Dreyfus Natural Resources Fund	Class A
Class C
Class I

Dreyfus Strategic Beta Emerging Markets Equity Fund	Class A
Class C
Class I
Class Y

Dreyfus Strategic Beta Global Equity Fund	Class A
Class C
Class I
Class Y

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Designation this 27th day of May, 2014.

DREYFUS OPPORTUNITY FUNDS

By:
	Name:	Jeff Prusnofsky
	Title:	Vice President

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On this 27th day of May, 2014, before me personally came Jeff Prusnofsky, to me personally known, who, being by me duly sworn, did say that he is a Vice President of the above-referenced Trust and who duly acknowledged to me that he had executed the foregoing instrument as his free act and deed on behalf of the Trust.

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